UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2001

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COTTAGE INVESTMENTS, INC.

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(Exact name of registrant as specified in its charter)

NEVADA 000-28713 88-0443120

(State or other jurisdiction of (Commission File Number) (I.R.S. Employer incorporation or organization) Identification No.)

505 Park avenue, 20th Floor

New York, New York 10022

(Address of principal executive offices)

(203) 863-9890

(Registrant's telephone number)

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(Former name and former address)

ITEM 5. other events.

On December 7, 2001, the Board of Directors of Cottage Investments, Inc. (the "Company") voted to approve a reverse stock split in which every one hundred, thirty-three (133) shares of common stock in the Company will be exchanged for one (1) share of common stock in the Company. Any fractional shares will be rounded up to the nearest whole share. The reverse split will be effective as of the close of business on December 17, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COTTAGE INVESTMENTS, INC.
Dated: December 10, 2001	By: /s/ Daniel J. Mackell Daniel J. Mackell, Chairman, Chief Executive Officer and President